UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2013

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive Shelton, Connecticut 06484
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (203) 929-8810

  Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

On May 28, 2013, TranSwitch Corporation (the “Company”) filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Amendment”) with the Delaware Secretary of State to amend the Company’s Amended and Restated Certificate of Incorporation, as amended.  The Amendment increases the total  number of shares of all classes of capital stock which the Company shall have authority to issue to 97,625,000 shares, consisting of 97,500,000 shares of Common Stock, $.001 par value per share (the “Common Stock”), and 125,000 shares of Preferred Stock, $.01 par value per share.  The Amendment was approved by the stockholders of the Company, as discussed below in Item 5.07, on May 23, 2013.  The Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 23, 2013, the Company held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders elected all seven director nominees and approved proposals to (i) ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; (ii) approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock; (iii) approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, that will allow the Company’s Board of Directors to effect a Reverse Split (the “Reverse Split”) of the Company’s Common Stock, and grant to the Company’s Board of Directors the authority, in its sole discretion, (a) to set the ratio for the Reverse Split within the range of one-for-two up to one-for-twenty, or (b) to not complete the Reverse Split; (iv) approve an amendment to the TranSwitch Corporation 2005 Employee Stock Purchase Plan to increase by 100,000 the number of shares of Common Stock available for purchase thereunder; and (v) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in accordance with the rules of the Securities and Exchange Commission.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. A more detailed description of the following proposals is available in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2013.

1.	Election of Directors	For	Against	Abstain	Broker Non-Votes
	Mr. Faraj Aalaei	9,146,867	3,730,970	344,895	16,701,758
	Mr. Thomas Baer	9,198,029	3,016,058	1,008,645	16,701,758
	Mr. Herbert Chen	9,103,582	3,100,432	1,018,718	16,701,758
	Dr. M. Ali Khatibzadeh	9,974,607	2,930,224	317,901	16,701,758
	Mr. Richard Lynch	10,520,938	2,344,767	357,027	16,701,758
	Mr. Gerald Montry	10,141,267	2,736,769	344,696	16,701,758
	Mr. Sam Srinivasan	10,265,243	2,601,909	355,580	16,701,758

2.	Ratification of Appointment of Independent Registered Public Accounting Firm	27,648,128	522,213	1,754,149	n/a

3.	Amendment to the Certificate of Incorporation to increase authorized shares	24,451,452	5,332,368	140,670	n/a

4.	Amendment to the Certificate of Incorporation re: Reverse Split	25,716,489	4,129,030	78,971	n/a

5.	Amendment to the 2005 Employee Stock Purchase Plan	9,490,080	3,686,489	46,163	16,701,758

6.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers	9,552,667	3,558,553	111,512	16,701,758

As noted in Item 5.03 of this Current Report, the Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware, and became effective, on or about May 28, 2013.

Item 8.01.  Other Events.

On May 23, 2013, at the Company’s 2013 Annual Meeting, the stockholders approved an amendment to the 2005 Employee Stock Purchase Plan, as amended (the “ESPP”), to increase by 100,000 the number of shares of the Company’s Common Stock available for issuance thereunder.  A description of the ESPP was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2013 for the Annual Meeting.  The ESPP, as amended at the Annual Meeting, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

         (d) Exhibits.

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
4.1	2005 Employee Stock Purchase Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TranSwitch Corporation
May 29, 2013	By:	/s/ Robert Bosi
		Name:	Robert Bosi
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
4.1	2005 Employee Stock Purchase Plan, as amended.